Bizzingo Appoints President and COO Roger Wood

SAN FRANCISCO, CA--(Marketwire - Sep 18, 2012) - Bizzingo, Inc. ( OTCQB : BIZZ ), the trusted social network for business, today announced the appointment of Roger Wood as Bizzingo's president and chief operating officer and Member of the Board of Directors, effective September 14, 2012.

"Roger is clearly an innovator in mobile media, and we welcome his experience," said Bizzingo CEO Douglas Toth of Wood, a central figure in developing one the first mobile social platforms, iDEN, as well as the first international text messaging service. "His vision for product design and analytics helped create the foundation for many of today's mobile applications."

In his new role, Mr. Wood will be responsible for managing the operations, business development, finances, and engineering of the Company. He will continue his leadership in the mobile Internet community and will help Bizzingo build the architecture and applications for the next generation of social media.

"Bizzingo has created a new category of social media for businesses," Wood remarked. "The first generation of social media was largely focused on person-to-person communications -- correspondence between people; but we're still in the early days of what software can do to help people organize their relationships with businesses, organizations, and associations."

Mr. Wood has experience in transforming companies with product design and analytical insights. Prior to Bizzingo, Wood was the CEO of Orca, a mobile payments company, and a leader at Amobee Media Systems, a mobile advertising company (both companies were acquired). Previously, he held executive leadership positions at Omnipoint, which was the first GSM text message service in the U.S. and was later acquired by T-Mobile. He began his career at Motorola as an engineering program manager for iDEN.

Mr. Wood earned his B.A. from Morehouse College and his M.B.A. from Harvard Business School.

About Bizzingo, Inc.
Bizzingo is a global social media company that has developed Bizzingo.com as a unified social network designed especially for businesses. Bizzingo will provide a channel to negotiate transactions devoid of personal networking clutter. As the first true business-to-business social platform, Bizzingo also is designed to allow businesses a way to find each other by keyword and view promotional information, as well as synchronously communicate with their users. Bizzingo's profiling system will create one of the most detailed business databases in the world, delivering targeted search engine results. Bizzingo has recently relocated its headquarters to San Francisco, CA. For additional information, visit www.bizzingo.com

Safe Harbor Statement
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